SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant

Check the appropriate box:
[X]Preliminary Proxy Statement

                     Confidential, for Use of the Commission
                    only (as permitted by Rule 14a-6(e) (2))

[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Ocean Bio-Chem, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of filing fee (Check the appropriate box):

     |X| No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11. (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials:

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     [ ] Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

             (1)  Amount previously paid:

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             (2)  Form, Schedule or Registration Statement no.:

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             (4)  Date Filed:

                              OCEAN BIO-CHEM, INC.
                              4041 S. W. 47 Avenue
                         Fort Lauderdale, Florida 33314



                                                                  April 22, 2008

To our Stockholders:

     I am pleased to invite you to attend the Annual Meeting of Stockholders of Ocean Bio-Chem, Inc. to be held on Friday, June 20, 2008 at 10:00 a.m. (eastern standard time) at the Company's corporate offices located at 4041 S. W. 47 Avenue, Fort Lauderdale, Florida 33314.

     Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

     YOUR  VOTE IS  IMPORTANT.  Whether  or not you plan to  attend  the  Annual
Meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned your proxy card.

     We appreciate your support and continued interest in Ocean Bio-Chem, Inc.


                                                              Sincerely,




                                                         /s/ PETER G. DORNAU
                                                         -----------------------
                                                         Peter G. Dornau
                                                         Chief Executive Officer

                              OCEAN BIO-CHEM, INC.
                              4041 S. W. 47 Avenue
                         Fort Lauderdale, Florida 33314


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Stockholders:

     Our Annual Meeting of Shareholders of the Company will be held on Friday, June 20, 2008 at 10:00 a.m. (eastern standard time) at our corporate offices located at 4041 S. W. 47 Avenue, Fort Lauderdale, Florida 33314 for the following purposes:

     1. To elect nine directors to serve until the 2009 Annual Meeting of Shareholders or until their successors shall be elected and qualified;

     2. To approve the 2008 Incentive Stock Option Plan (Appendix A);

     3. To approve the 2008 Non-Qualified Stock Option Plan (Appendix B);

     4. To ratify the appointment of Berenfeld, Spritzer, Shechter & Sheer, as our independent certified public accountants for the year ending December 31, 2008;

     5. To transact such other and further business as may properly come before the meeting;

     Only shareholders of record at the close of business on April 26, 2008 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof;

     Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned you proxy card.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AND
IN FAVOR OF EACH PROPOSAL.

By Order of the Board of Directors




/s/ PETER G. DORNAU
-----------------------
Peter G. Dornau
Chief Executive Officer

Fort Lauderdale, Florida
April 22, 2008

                              OCEAN BIO-CHEM, INC.
                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF SHAREHOLDERS
                            To Be Held June 20, 2008
General

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Ocean Bio-Chem, Inc. of proxies to be voted at our Annual Meeting of Shareholders and at any postponement or adjournment of this meeting. Our Annual Meeting will be held on June 20, 2008 at the offices of Ocean Bio-Chem, Inc. located at 4041 S.W. 47th Avenue, Ft. Lauderdale, Florida 33314. In this proxy statement, Ocean Bio-Chem, Inc. is referred to as the "Company," "we," "our" or "us."

     Our principal executive offices are located at 4041 S.W. 47th Avenue, Ft. Lauderdale, Florida 33314. Our proxy statement and the accompanying proxy card are first being mailed to our shareholders on or about May 1, 2008.

     Outstanding Securities and Voting Rights

     Only holders of record of our common stock at the close of business on April 26, 2008 the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 7,871,816 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

     A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining whether a quorum exists. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     In tabulating the voting results for any proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting assuming a quorum is obtained. Abstentions will have the same effect as a vote against a proposal. Proxy Voting Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted "FOR"

     Proposal 1- the election of each of the nine nominees to the Board named herein, "FOR"

     Proposal 2 - to approve the 2008 Incentive Stock Option Plan, "FOR"


     Proposal 3 - To approve the 2008 Non-Qualified Stock Option Plan, "FOR"

     Proposal 4 - To ratify the appointment of Berenfeld, Spritzer, Shechter & Sheer, as our independent certified public accountants for the year ending December 31, 2008, and "FOR"

     Proposal 5 - To transact such other and further business as may properly come before the meeting. If, however, other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters. The manner in which your shares may be voted depends on how your shares are held. If you own shares of record meaning that your shares of common stock are represented by certificates in your name so that you appear as a stockholder on the records of our transfer agent, Registrar & Transfer Company, a proxy card for voting those shares will be included within this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope.

     If you own shares in street name, meaning that your shares of common stock are held by a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your bank or brokerage firm how to vote your shares. As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided.

     All votes will be tabulated by Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company's office, 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314 for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. Attendance and Voting at the Annual Meeting

     If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own common stock in street name, you may attend the Annual Meeting but in order to vote your shares at the meeting, you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

     Revocation

     If you own common stock or record, you may revoke a previously granted proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any stockholder owning common stock in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm

                              ELECTION OF DIRECTORS

Nominees for election:

     The following tables set forth the name and ages of our elected directors and officers of the Company, as of March 31, 2008.

Name                       Officers / Directors                              Age
---------------------      -----------------------------------------------   ---
Peter G. Dornau            President, Chief Executive Officer and Director   68
Jeffrey S. Barocas         Chief Financial Officer and Director              60
Gregor M. Dornau           Vice President of Sales and Director              39
William W. Dudman          Vice President of Operations and Director         43
Edward Anchel              Director                                          61
Sonia B. Beard             Director                                          37
James M.  Kolisch          Director                                          56
Laz L. Schneider           Director                                          69
John B. Turner             Director                                          61

     Peter G. Dornau is our co-founder and has served as our President, CEO and Chairman of Board of Directors since 1973.

     Jeffrey S. Barocas joined our company in December 2006. In March 2007, Jeffrey was appointed the position of Vice President-Finance and Chief Financial Officer upon the retirement of Edward Anchel. For the five years immediately preceding his employment with Ocean Bio-Chem., Inc., he was an officer of a privately owned manufacturing company and public companies.

     William W. Dudman joined our company in February 2004 as our Vice President-Operations. For the five years immediately preceding his employment he had held various management positions within the marine industry, most recently with West Marine, Inc., our largest customer, from May 1999 to April 2004.

     Gregor M. Dornau is the son of Peter G. Dornau, our President and Chief Executive Officer. He has been employed by the Company as a salesman since 1990 and during 2005 he was elected to serve as Vice President-Sales.

     James M. Kolisch joined our Board of Directors as an outside director in May 1998. Mr. Kolisch has been engaged in the insurance industry and served as president of USI Florida, or its predecessor company, an entity that sources most of the our insurance needs, for a period of approximately twenty-five years. Mr. Kolisch serves on the Board of Directors' Audit Committee.

     Laz L. Schneider is, and has been for the past five years, an attorney in private practice and was elected to serve as an outside Director of the Company during May 1998. Mr. Schneider is a partner at Berger, Singerman, P.A., a law firm that serves as our lead counsel in various corporate and litigation matters.

     John B. Turner joined our Board of Directors in June 2008. During the past five years, Mr. Turner has been retired. Prior to his retirement, he was an insurance executive. In addition to his insurance credentials, Mr. Turner held a Series 7 stock brokerage license. His professional experience in the aforementioned areas spans in excess of twenty-five years. Mr. Turner serves on the Board of Directors' Audit Committee.

     Sonia B. Beard is a Florida Certified Public Accountant working for Walt Disney World since 1997. She currently holds the position as the Manager of Concept Development for the Revenue Lines of Business of Walt Disney World. Ms. Beard has in excess of twelve years financial experience. She is an outside director and serves as the Chairperson and Financial Expert of the Board of Directors' Audit Committee.

     Edward Anchel resigned from his position as Vice President-Finance & Chief Financial Officer on April 2nd, 2007. Edward Anchel will consult with the company. For the five years immediately preceding his employment with Ocean Bio-Chem, Inc., he was an officer of a privately owned manufacturing company and public companies.

     All directors will serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Each officer serves at the discretion of the board of directors. There are no arrangements or understandings between any of the officers or directors of our Company and the Company or any other persons pursuant to which any officer or director was or is to be selected as a director or officer.

                    CORPORATE GOVERNANCE AND RELATED MATTERS

     The Board meets regularly during the year to review matters related to our company and to act on matters requiring Board approvals. All persons who were serving as directors during fiscal 2007 attended at least 75% of the aggregate of the meetings of the Board and committees of which they were members. Our Board of Directors held one (1) meeting during the year ended December 31, 2007, at which all the directors were present. The Audit Committee met three (3) times during the year. We have a standing Audit Committee and our nominating committee consists of our entire Board of Directors. We do not have a separate compensation committee. The Company encourages, but does not require, its directors to attend the Company's Annual Meeting of Shareholders. Last year, all of the directors attended the Annual Meeting of Shareholders.

     Audit Committee

     The  Audit  Committee   assists  the  Board  in  fulfilling  its  oversight
responsibility relating to our financial statements and financial reporting process, the qualifications, independence and performance of our independent auditors, the performances of our internal audit functions and our compliance with legal and regulatory requirements. The members of the Audit Committee during fiscal 2007 were Sonia B. Beard, our Chairperson, James M. Kolisch, and

John B. Turner. The Board has designated Sonia B. Beard as the "audit committee financial expert," as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934.The shareholders ratified a charter for the Audit Committee at our Annual Meeting of Shareholders held on June 9, 2000. On March 24, 2004, the Board of Directors adopted a Restated Audit Committee Charter.

     The Audit  Committee met four (4) times since last year's Annual Meeting of
Shareholders.   We  believe  that  all  members  of  the  Audit   Committee  are
independent, as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

     Nominating Committee

     Our entire Board of Directors serves as our Nominating Committee. Our Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors, and nominating persons for election as directors at the annual meeting of shareholders and the persons to fill any vacancies on the Board. Our Nominating Committee does not have a Nominating Committee Charter. The Board of Directors does not believe that the Company would derive any significant benefit from a separate nominating committee or a Nominating Committee Charter.

     Directors are not required to meet any specific or minimum qualifications. The Board attempts to identify persons who have the requisite experience and expertise to be an asset to our Company.

     The Board will consider nominees for the Board of Directors recommended by shareholders. Nominations by shareholders must be in writing, must include the full name of the proposed nominee, a brief description of the proposed nominee's business experience for at least the previous five years, and a representation that the nominating shareholder is a beneficial or record owner of our common stock. Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations must be delivered to the Board at the following address:

                               Board of Directors
                              Ocean Bio-Chem, Inc.
                              4041 SW 47th Avenue
                      Fort Lauderdale, Florida 33314-4023

     The Board of Directors is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the Board of Directors, and recommend a slate of directors to be nominated for election at the annual meeting of shareholders, or, in the case of a vacancy on the Board of Directors, elect a director to fill such vacancy.

     Controlled Company Status

     NASDAQ marketplace rules require that the board of directors of NASDAQ listed companies consist of a majority of directors who are independent within the meaning of the rules. The rules also impose additional independence requirements on members of certain committees of the Board. The Company has determined that, except with respect to the required independence of members of the Audit Committee, it is exempt from the application of these rules as a "controlled company," as defined in the rules. The Company with than 50% of the voting power of its capital stock is held by a single group, consisting of Peter
G. Dornau and his son, Gregor M. Dornau.

Directors' Compensation

     During fiscal 2007, our employee directors did not receive any additional or special compensation for serving as directors. On December 17, 2007 each outside director received a grant of options to acquire 10,000 shares of our common stock at an exercise price of $1.32 per share, the fair market value of the underlying shares on the date of grant. These options are immediately exercisable and expire on December 16, 2017.

     Compliance with Section 16(a) of the Securities Exchange Act

     Based solely on reviews of Forms 3 and 4 furnished to us by the aforementioned individuals, it was determined that no reporting person failed to file a timely submission of ownership changes and that we were in compliance with Rule 16(a)3(e) of the Exchange Act during our most recent fiscal year. Shareholder Communications with the Board of Directors

     Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender"s interest as a shareholder and not to any other personal or business interest.

     In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to any particular directors, the Corporate Secretary will send appropriate shareholder communications to such director. In the case of communications addressed to a committee of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

                      COMPENSATION DISCUSSION AND ANALYSIS

     The following Compensation Discussion and Analysis describes our executive compensation philosophy, objectives and policies and the components of compensation for our executive officers who are identified in the Summary Compensation Table on page 11 (the "Named Executive Officers")

     Compensation Philosophy and Objectives

     Our executive compensation programs are designed and administered to promote the following philosophy and objectives:

     Attract and Retain. Compensation should reflect the value of the job in the marketplace. To attract and retain exceptional executives, we must remain competitive with the compensation programs of our peer group, other publicly traded south Florida companies, which compete with us for talent.

     Motivate and Engage. Compensation should motivate and engage our executive officers to perform at the highest level and in a manner that is consistent with our business goals and objectives.

     Reward Performance. Compensation should be dependent on, and reward executives on the basis of, both individual and company performance with an increasing proportion of pay directly linked to company performance as an executive's level of responsibility increases.

     Alignment with our Shareholders. Compensation should be structured to align our executives' interests with the interests of our shareholders with the ultimate goal of improving shareholder value.

     We believe that the overall structure of our compensation programs should be similar across our management team. Accordingly, while the compensation levels and programs will always reflect differences in job responsibilities and marketplace considerations, the types of compensation programs provided to our Named Executive Officers are fundamentally the same as those provided to our management team.

     Setting Executive Compensation

     We do not have a standing Compensation Committee of the Board of Directors. Our Company is controlled by one shareholder, our President and CEO, Peter G. Dornau. Mr. Dornau is actively involved in the recurring operations and has relied on setting compensation arrangements in consultation with other key executives of the Company and independent Board of Directors. All decisions reached by this group are disclosed in various filings with the United States Securities and Exchange Commission.

     Accordingly, we have reached the decision that, given the size of our Company and Board, not to have a standing compensation committee for this purpose

     In making compensation decisions, the Company compares our executive compensation program as a whole and each principal component of the program against the local job market in south Florida.

     Components of 2007 Executive Compensation

     For 2007, the principal components of our executive compensation program were:

     base salary;

     annual performance bonus;

     equity-based compensation in the form of stock options; stock awards and benefits and perquisites.

     These same components were provided in 2006. The Company does not have a pre-established policy or target for the allocation between cash and non-cash compensation or short-term and long-term compensation. Instead, the Company annually reviews the comparative data and the current facts and circumstances relating to Ocean Bio- Chem, Inc. and its executives to determine an appropriate mix of compensation that furthers our compensation philosophy and objectives.

     Base Salary. We use base salary as the guaranteed component of the Named Executive Officers' annual cash compensation and believe that it is an important tool in attracting and retaining executives and rewarding individual performance. The Company reviews each Named Executive Officer's base salary on an annual basis.

     During this review, the Company considers:

     the base salary levels of similarly-situated executives in the local south Florida market;

     each  executive's   individual   performance  and  contributions  to  Ocean
Bio-Chem; and

     each executive's level of experience and responsibility.

     Annual Performance Bonus - The Company provides an opportunity for an annual performance bonus component of our executive compensation program. The bonus is a cash-based performance incentive designed to motivate our Named Executive Officers and other key employees and reward them based on achievement of performance goals that we believe align the interests of the executives with the interests of our shareholders and create shareholder value. Because motivating our Named Executive Officers and other key employees to contribute to, and rewarding them on the basis of, performance is a fundamental part of our executive compensation philosophy, the annual performance bonus has historically been awarded based on the profit performance of the Company for the previous year.

     The Company does consider award of bonuses on a discretionary basis.

     The Board believes that external factors outside of managements' control, can reward executives for their efforts.

     Second, the Company believes that the Discretionary Awards incentivize the Named Executive Officers to remain with us and promote our long-term success.

     The Company can elect to pay Discretionary Awards in the form of stock options or restricted stock in an effort to further a broader range of our executive compensation objectives.

     In addition, the Company reviews the cash performance bonuses awarded to similarly-situated executive officers in the south Florida market.

     Equity-Based Compensation

     For many years, the Company has granted our Named Executive Officers (and other key employees) annual stock option grants and/or restricted stock awards. The Company believes that, because stock options and restricted stock have value only if the price of our Common Shares increases, stock options and restricted stock align the interests of our Named Executive Officers with the interests of our shareholders with the ultimate goal of improving shareholder value. The Company further believes that stock options and restricted stock encourage our Named Executive Officers to focus on our long-term performance and increase their investment in Ocean Bio-Chem.

     The Board approves all grants stock options in accordance with our shareholder-approved 1994, 2002 and 2007 Stock Incentive Plan as Amended. As a result, all stock options are awarded at the closing price of our Common Shares on the NASDAQ on the date of grant.

     The annual stock option grants vest and generally become exercisable over a five-year period in 20% increments as of the date of grant and expire five years from the date of grant. In addition to focusing our Named Executive Officers on long-term performance, the Board believes that the five-year vesting term also aides in the retention of our Named Executive Officers.

     In determining the size of the stock option awards, the Board considers the following:

     the  long-term  incentive  opportunity  for  similarly-situated   executive
officers, and

     individual   attributes  such  as  level  of   responsibility,   individual
performance, contributions to Ocean Bio-Chem, Inc. and ability to impact our future performance.

     On May 17, and December 17, 2007 Incentive stock options were granted to our Named Executive Officers as well as an additional twenty-one (21) other employees. The total awarded options aggregated 321,000 shares of which Messrs. Peter G. Dornau, Jeffrey S. Barocas, William Dudman, and Gregor Dornau each received options representing 40,000, 25,000, 40,000, and 40,000 shares respectively.

     Benefits and Perquisites

     Employee Benefits. Ocean Bio-Chem, Inc provides all of its employees, including our Named Executive Officers, with the opportunity to save for retirement through our SAR/SEP Savings Plan or a 401(k) savings plan which are sponsored by two of our subsidiaries, Star Brite Distributing, Inc. and Kinpak Inc., respectively. Both plans are non-contributory by us and are entirely funded by employee contributions.

     In an effort to maintain a healthy workforce, we provide all employees, including our Named Executive Officers, with the opportunity to participate in various health and welfare benefit programs, including medical, dental, life and short-term disability insurance. We share the cost of these benefit programs with our employees. Our Named Executive Officers participate in these programs on the same terms as our other employees.

     Prerequisites. We do not provide our Named Executive Officers with any prerequisite benefits.

                             EXECUTIVE COMPENSATION

     The following table sets forth the amount of compensation for the fiscal years ended December 31, 2007 and 2006, for Peter G. Dornau and each of our executive officers, whose aggregate compensation exceeded $100,000 on an annual basis (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

  Name and
  Principal Position                                 Annual compensation              Long term compensation
                                                                                      Restricted
                                                                                     Stock            Options/
                                    Year           Salary           Bonus            Awards           SARs
  Peter G. Dornau, CEO              2007           $104,166         $    -           $25,200(1)       40,000
                                    2006           $105,249         $    -           $27,540(2)       15,000


  Gregor M. Dornau, VP              2007           $107,600         $    -           $25,200(1)       40,000
                                    2006           $ 94,790         $    -           $13,770(2)       21,000


  Jeffrey S. Barocas, CFO           2007           $100,000         $    -           $  8,400(1)      25,000
                                    2006           $    -           $    -           $     -               -


  William Dudman, VP                2007           $ 90,000         $    -            $25,200(1)       40,000
                                    2006           $ 87,555         $    -            $13,770(2)       22,000



     (1) Represents the aggregate value on the date of grant of restricted stock awards made during May, 2007 with respect to 15,000 shares of the Company's common stock granted to each of Messrs. Peter Dornau, William W. Dudman and Gregor Dornau, and 5,000 shares of the Company's common stock granted to Mr. Jeffrey S. Barocas based on the closing price of the shares on the day prior to the award date.

     (2) Represents the aggregate value on the date of grant of restricted stock awards made during April, 2006 with respect to 30,000 shares of the Company's common stock granted to each of Messrs. Peter Dornau and 15,000 shares of the Company's common stock granted to each of Messrs. William W. Dudman and Gregor Dornau, based on the closing price of the day prior to the award date.

Option Grants in Last Fiscal Year

     On May 17, and December 17, 2007 Incentive stock options were granted to our Named Executive Officers as well as an additional twenty-one (21) other employees. The total awarded options aggregated 321,000 shares of which Messrs. Peter G. Dornau, Jeffrey S. Barocas, William Dudman, and Gregor Dornau each received options representing 40,000, 25,000, 40,000 and 40,000 shares, respectively.

     Aggregate Option Exercises in Fiscal 2007 and Option Values

     The following table sets forth information as to the exercise of stock options during the fiscal year ended December 31, 2006, by our Names Executive Officers and the fiscal year-end values of unexercised

                       Shares                          Number of options/SAR's/           Value of in-the-money options/
                      acquired          Value        Warrants at end of fiscal year     SAR'S at end of fiscal year (1)
Name                  by exercise       realized     exercisable     unexercisable        exercisable      unexercisable
Peter D. Dornau             25,000        $34,650       1,148,500           72,000           $416,940               $6,550
Jeffrey S. Barocas             -              -               -             25,000                -                    150
William W. Dudman              -              -            13,400           63,600              4,280                8,920
Gregor M. Dornau            20,000         25,200          34,200           76,800              5,880                9,520
                            ------        -------       ---------          -------           --------              -------
                            45,000        $59,850       1,196,100          237,400           $427,100              $25,140
                            ======        =======       =========          =======           ========              ========

     (1) The value of unexercised "in-the-money" options at December 31, 2007 was calculated by determining the difference between $1.32, the fair market value of the underlying Common Stock at December 31, 2007 and the option price. An option is "in-the-money" when the fair market value of the underlying Common Stock exceeds the exercise price of the option.

     Stock Option Plans

     We have four stock options plans: the 1994, 2002 and 2007 Incentive Stock Option Plans and the 2002 Non-Qualified Stock Option Plan. All of our employees are eligible to be selected to participate in our 1994, 2002 and 2007 Qualified Plans and in our 2002 Non-Qualified Stock Option Plan. The Plans are administered by the Board of Directors, which selects individuals to be participants and determines the type and number of awards to be granted.

     The option price for stock options granted under all Plans is stipulated to be not less than the fair market value of Common Stock on the date of grant and the term of each option is fixed by the Committee. Options become exercisable as determined by the Board of Directors.

     Other Benefits

     Securities authorized for issuance at December 31, 2007 under equity compensation plans:

                                                   Number of securities         Weighted average         Remaining available
                                                    to be issued upon           exercise price of         for future issuance
                                                exercise of outstanding         outstanding options,        under equity com-
                                               options, warrants & rights        warrants & rights          pensation plans

Equity compensation plans
 approved by security holders:
    Plan stock options granted (1)                           930,500                      $ 1.31                    96,000
    Non plan stock options granted (2)                       231,000                         .76                       -

  Warrants (3)                                             1,000,000                         .88                       -
                                                           ---------                      ------                    ------
 Total equity compensation plans
  approved and not approved by
  security holders                                         2,161,500                      $ 1.20                    96,000
                                                           =========                      ======                    ======

     1) Includes 270,000 options granted under the 2008 Qualified Incentive Stock Option Plan, 185,000 options under the 2008 Non-Qualified Stock Option Plan, 154,500 options under the 1994 Qualified Incentive Stock Option Plan (this plan has expired and no further awards can be made under its provisions), and 321,000 options under the 2007 Qualified Incentive Stock Option Plan.

     (2) Includes 231,000 options granted to Messrs. Peter G. Dornau and Jeffrey
J. Tieger in conjunction with a loan made to the Company by an entity 50% owned by each of them.

     (3) Includes 1,000,000 warrants issued to Peter G. Dornau in connection with a $1.5 million Subordinated Revolving Line of Credit he extended to the Company during 2005. Such warrants are exercisable 500,000 at $1.03 per share and 500,000 exercisable at $.88 per share. The exercise price equals the fair market value of the underlying security at date of issuance plus a 10% premium factor.

                REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     Executive Compensation Policy

     The "executive management" and the Board of Directors (the "Committee") is responsible for setting the policies and approving our practices in compensating our executive officers. In carrying out its responsibility in 2007, the Executive Management and the Committee considered the following:

     -our financial performance;

     -our policies and practices for compensation of employees generally;

     -our historical philosophy to reward according to merit, commitment to, and performance of, the Company.

     In furtherance of this philosophy, the compensation of our executives generally consists of three components: base salary, annual cash incentives and long-term performance-based incentives.

     Base Salaries

     The base salary of our executives is designed to be competitive with base salaries paid to executives with similar responsibilities and consistent with the salaries paid in the applicable geographical areas.

     Incentive Cash Bonuses

     Generally, we award cash bonuses to our management employees and other employees, based on their personal performance in the past year and overall performance of our company.

     Long Term Compensation - Stock Option Grants

     We have utilized stock options to motivate and retain executive officers and other employees for the long-term. We believe that stock options closely align the interests of our executive officers and other employees with those of our shareholders and provide a major incentive to building stockholder value. Options are typically granted annually, and are subject to vesting provisions to encourage officers and employees to remain employed with the Company.

     The number of stock options granted to an executive is determined by the Board of Directors and depends principally upon an individual's level of responsibility within the Company and performance by the individual. Since stock options are granted at the average market price on the date of grant and have value only if the market price on the underlying common stock increases, and since the exercisability of options vests over a five (5) year period after the grant date, the Board of Directors believes stock options provide an appropriate long-term incentive for those receiving grants, as well as stability in the work force. In addition we, from time to time, award direct grants of our restricted common stock to encourage stock ownership and retention of common stock by employees.

     Relationship between our Compensation Policies and Corporate Performance

     We believe that our executive compensation policies correlate with our corporate performance. Our stock options are usually granted at a price equal to or above the fair market value of our common stock on the date of grant. As such, our officers only benefit from the grant of stock options if our stock price appreciates. Generally, we try to tie bonus payments to our Company's financial performance. However, if an individual has made significant contributions to our company, we will provide them with a bonus payment for their efforts even if our company's financial performance has not been strong. Compensation of Chief Executive Officer Peter G. Dornau served as our Chief Executive Officer during fiscal 2007. He received a base salary of $104,166 and restricted stock valued at $25,200. Mr. Dornau's compensation is determined annually based on the Company's financial and operational performance for the preceding year.

     SECURITY OWNERSHIP OF DIRECTORS AND EXECUIVES

     The following table sets forth information at December 31, 2007 with respect to the beneficial ownership of our common stock by holders of more than 5% of such stock and by all of our directors and officers as a group:

         Title of                   Name and Address of                                Amount and Nature of           Percent
         Class                      Beneficial Owner                                   Beneficial Ownership          of Class
         -----------                -------------------------------------              --------------------          --------
         Common                     Peter G. Dornau, President, CEO,
                                    Chairman Board of Directors
                                    Fort Lauderdale, FL 33317                                 5,566,368 (1)             63.0%

         Common                     Edward Anchel, Director
                                    Boynton Beach, FL 33437                                     326,451 (2)              3.7%

         Common                     Jeffrey S. Barocas,
                                    Chief Financial Officer, Director
                                    Weston, Fl 33326                                              5,000 (3)              0.1%

         Common                     William W. Dudman, V.P.-Operations, Director
                                    Fort Lauderdale, Fl 32314                                    77,700 (4)               .9%

         Common                     Gregor M. Dornau, Vice President-Sales, Director
                                    Fort Lauderdale, FL 33315                                   304,980 (5)              3.5%

         Common                     James M. Kolisch, Director
                                    Coral Gables, FL 33114                                       66,167 (6)               .7%

         Common                     Laz L. Schneider, Director
                                    Fort Lauderdale, FL 33305                                    50,000 (7)               .6%

         Common                     John B. Turner, Director
                                    Miami, FL 33186                                              79,463 (8)               .9%

         Common                     Sonia B. Beard, Director
                                    Merritt Island, FL 32952                                     40,000 (9)               .5%


         Common                    All directors and officers as                              ---------                 -----
                                     a group - 10 individuals                                 6,556,129(10)             73.9%
                                                                                              =========                 =====

                                       11

     (1) Includes 1,148,500 shares that are issuable upon the exercise of stock options and/or warrants within 60 days of December 31, 2007.

     (2) Includes 43,000 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2007.

     (3) Includes no shares that are issuable upon the exercise of stock options within 60 days of December 31, 2007.

     (4) Includes 13,400 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2007.

     (5) Includes 34,200 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2007.

     (6) Includes 50,000 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2007.

     (7) Includes 50,000 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2007.

     (8) Includes 50,000 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2007

     (9) Includes 20,000 shares that are issuable upon the exercise of stock options within 60 days of December 31, 2007.

     (10) Includes 1,409,100 shares that are issuable upon the exercise of stock options and/or warrants within 60 days of December 31, 2007.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 2005 Mr. Dornau loaned the Company $1.5 million in order to bolster working capital. In connection with the loan we issued warrants to Mr. Dornau to purchase a maximum of 1 million shares of our common stock. Such warrants were exercisable 500,000 shares at $1.13 and 500,000 shares at $.863. The exercise prices were determined by the closing bid of our stock plus ten (10) percent on each date of grant. In addition, he had the right, at his sole discretion, to convert such debt into a maximum of 1.5 million shares of our common stock at the rate of $1.00 per share. On November 10, 2006, Mr. Dornau notified the Company that he was exercising his rights to convert the $1.5 million loan into
1.5 million shares of our common stock. Such transactions were approved unanimously by the Board of Directors (with Mr. Peter Dornau abstaining from the vote).

     On May 1, 1998, we entered into a ten-year lease for approximately 12,700 square feet of office and warehouse facilities in Fort Lauderdale, Florida from an entity fifty percent owned each by Messrs. Peter G. Dornau and Jeffrey J. Tieger, our President and former Vice President-Advertising, respectively. On July 12, 2006 we renewed our lease agreement for a term of ten years. The lease required a minimum rental of $100,500 the first year and provides for a maximum 2% increase on the anniversary of the lease throughout the term, which has been waived thru December 31, 2007. Additionally, the landlord is entitled to collect from us its pro-rata share of all taxes, assessments, insurance premiums, operating charges, maintenance charges and any other expenses, which normally arise from ownership. We believe that the terms of this lease are comparable to those of similar properties in the same geographic area of the Company available from unrelated third parties. Rent charged to operations during the years ended December 31, 2007 and 2006 amounted to approximately $100,500 each year.

     We acquired the rights to the Star brite(R) trademark and related products for the United States and Canada in conjunction with our original public offering during March 1981. Peter G. Dornau, our president is the direct or beneficial owner of three companies that market Star brite(R) products outside the United States and Canada. These companies serve as distributors of our products and the terms of payment are the same as for our other customers. At December 31, 2007 and 2006, we had amounts due from affiliated companies, which are directly or beneficially owned by our president aggregating approximately $109,000 and $231,000, respectively.

     Sales to such affiliates were sold at cost of material and labor plus an amount to cover manufacturing overhead costs. In addition, the affiliates are charged for their allocable share of administrative expenses of the Company. The sales to affiliates aggregated approximately $732,000 and $622,300, during the years ended December 31, 2007 and 2006, respectively; and allocable administrative fees aggregated $333,000 and $350,000 respectively for such periods.

     A subsidiary of ours currently uses the services of an entity that is owned by our president to conduct product research and development. Such entity received $30,000 per year during the years ended December 31, 2007, 2006 and 2005 under such relationship.

     Mr. Kolisch a Director of the Company sources most of the Company's insurance needs at an arms length basis.

                             AUDIT COMMITTEE REPORT

     The Audit  Committee is  responsible  for assisting the Board in monitoring
(1) the quality and integrity of our financial statements, (2) our compliance with regulatory requirements and (3) the independence and performance of our independent auditors. Among other responsibilities, the Audit Committee reviews, in its oversight capacity, our annual financial statement with both management and the independent auditors and meets periodically with our independent auditors to consider their evaluation of our financial and internal controls. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent certified public accountants. The Audit Committee is composed of three directors and operates under a written charter adopted and approved by the Board of Directors. During 2007, all of the Audit Committee members were non-employee directors and were independent as defined by the NASDAQ listing standards in effect during 2007. The members of the Audit Committee during 2007 were Sonia B. Beard, James M. Kolisch, and John B. Turner. Mrs. Beard served as the Chairperson of the Audit Committee.

     In discharging its duties during 2007, the Audit Committee met with and held discussions with management and our independent auditors, Berenfeld, Spritzer, Shechter & Sheer. Management represented to the independent auditors that our audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with our auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees." In addition, our auditors, provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," and the Audit Committee discussed with our auditors their independence.

     Based on the above-mentioned review and discussions with management and the independent auditors, the representations of management and the report of the independent auditors to our committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

Audit Committee - submitted on March 23, 2008

Sonia B. Beard, Chairperson
James M. Kolisch
John B. Turner

                          PROPOSALS TO THE SHAREHOLDERS

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The nine persons set forth alphabetically below, each of whom is currently a director, are proposed to be re-elected as directors at the Annual Meeting. If elected, each of these directors will hold office until the next Annual Meeting of Stockholders in the year 2009 or until his or her successor is duly elected and qualified.

Edward Anchel
Jeffrey Barocas
Sonia B. Beard
Gregor M. Dornau
Peter G. Dornau
William W Dudman
James M. Kolisch
Laz L. Schneider
John B. Turner

     All of the nominees are currently serving as directors. Each nominee has agreed to be named in this Proxy Statement and to serve as a director if elected. For biographical information regarding the nominees, see "Management" on pages 2-3 of this Proxy Statement. Management expects that each nominee will be available for election, but if any of them is not a candidate at the time of the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill such vacancy.

     Vote Required and Recommendation

     The nine nominees for election to the Board of Directors who receive a majority of votes cast, in person or by proxy, shall be elected directors. Shareholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker non-vote will have no effect on the outcome.

           THE BOARD RECOMMENDS STOCKHOLDERS TO VOTE "FOR" EACH OF THE
                     NOMINEES FOR DIRECTOR SET FORTH ABOVE.

     PROPOSAL 2. APPROVAL OF 2008 INCENTIVE STOCK OPTION PLAN

     At the Annual Meeting, shareholders will be asked to approve the 2008 Incentive Stock Option Plan (the "Plan"). The Plan includes 400,000 shares of common stock of the Company.

     On April 22, 2008, the Board of Directors adopted the Company's 2008 Incentive Stock Option Plan (the "Option Plan"). The number of shares of the Company's Common Stock reserved for issuance under the Plan is 400,000 shares.

     The Plan is summarized below. A copy of the Plan is attached as an exhibit to this Proxy Statement. This Summary is not intended to be a complete description of the Plan, and is qualified in its entirety by the actual text of the Plan to which reference is made.

                                  Plan Summary

     General. The purpose of the Plan is to attract and retain the best available employees of the Company and its subsidiaries, to provide additional incentive to such persons and to promote the success of the Company. Under the Plan, a key employee is eligible to receive incentive stock options ("ISOs") (as defined in Section 422 (formerly Section 422A) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Committee administers and interprets the Plan and is authorized to grant options to all eligible employees, including officers. The maximum number of shares of Common Stock approved for issuance under the Plan is 400,000. The Committee designates the optionees, the number of shares subject to such award and the terms and conditions of each award. The purchase price under each option must be 100% of the fair market value of the Common Stock of the Company on the date of award. No option shall be exercisable more than ten years after the date the option is awarded. An ISO may not be granted under the Plan to an employee who owns more than 10% of the outstanding Common Stock unless the purchase price is 110% of the fair market value of the Common Stock at the date of award and the option is not exercisable more than five years after it is awarded.

     The Committee may provide for the cashless exercising of the options or the purchase price for shares subject to an option be paid in full by cash or check. Options may not be transferred other than by will or the laws of descent and distribution. No option shall be exercisable during the lifetime of an optionee by any person other than the optionee or his guardian or legal representative. Unless sooner terminated, the Plan will terminate April 21, 2018, and no awards may thereafter be granted under the Plan. Outstanding options on April 21, 2018 will remain outstanding through their respective expiration dates.

     Amendment of Plan. The Board may amend or terminate the Plan without the approval of the shareholders, unless shareholder approval is necessary to comply with any applicable tax or regulatory requirements. If any amendment or termination materially and adversely affects the rights of any award holder then outstanding, such amendment or termination shall not be deemed to alter such rights unless the holder shall consent thereto.

                              Tax Status of Options

     The following discussion is based on relevant provisions of the Code, the Treasury Regulations promulgated thereunder, published revenue rulings and judicial decisions in effect at the date hereof. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of applicable law.

     Incentive Stock Options.  All stock options that qualify under the rules of
Section 422 of the Code will be entitled to ISO treatment. Among other requirements, to receive ISO treatment, an optionee is not permitted to dispose of the acquired stock (I) within two years after the option is granted or (ii) within one year after exercise. In addition, the individual must have been an employee of the Company for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the stock will be entitled to capital gain treatment (assuming the stock constitutes a capital asset in the hands of the optionee). The applicable capital gain rate depends on how long the ISO shares are held after exercise. If ISO shares are sold one year or later after exercise (and two years after grant) the gain will be taxed at the maximum long-term capital gains rate. The employee's gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, included in the computation of alternative minimum taxable income.

     If an employee does not meet the two-year and one-year holding requirement (a "disqualifying disposition"), but does meet all other requirements, tax will be imposed at the time of sale of the stock, but the employee's gain realized on exercise will be treated as ordinary income rather than capital gain and the Company will get a corresponding tax deduction on the sale.


     Any additional gain on sale will be short-term or long-term capital gain, depending on the holding period of the stock (assuming the stock constitutes a capital asset in the hands of the optionee). If the amount realized on the disqualifying disposition is less than the value at the date of exercise, the amount includible in gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the sale or exchange over the exercise price.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
             PROPOSAL TO ADOPT THE 2008 INCENTIVE STOCK OPTION PLAN.

          PROPOSAL 3. APPROVAL OF 2008 NON-QUALIFIED STOCK OPTION PLAN

     At the Annual Meeting, shareholders will be asked to approve the 2008 Non-Qualified Stock Option Plan (the "Non-Qualified Plan").

     On April 22, 2008 the Board of Directors adopted the Compan's 2008 Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), including 200,000 shares of the Company's Common Stock reserved for issuance under the 2008 Non-Qualified Plan.

     As of April 22, 2008, no options had been granted under the 2008 Non-Qualified Plan and 200,000 shares (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expiration of options) remained available for future grant under the 2008 Non-Qualified Plan.

     The terms of the 2008 Non-Qualified Stock Option Plan are summarized below. A copy of the Plan is attached hereto as an exhibit. This Summary is not intended to be a complete description of the Plan, and is qualified in its entirety by the actual text of the Plan to which reference is made.

     Plan Summary

     General. The purpose of the Plan is to attract and retain the best available consultants and directors of the Company and its subsidiaries, to provide additional incentive to such persons and to promote the success of the business of the Company. Under the Plan, nonqualified stock options (which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), may be granted to non-employee directors and consultants of the Company.

     The Committee administers and interprets the Plan and is authorized to grant options to non-employee directors and consultants. The maximum number of shares of Common Stock approved for issuance under the Plan is 200,000. The Committee designates the optionees the number of shares subject to such award and the terms and conditions of each award. The purchase price under each option will be 100% of the fair market value of the Common Stock of the Company on the date of award. No option shall be exercisable more than ten years after the date the option is awarded.

     The Committee may provide that the purchase price for shares subject to an option be paid in full by cash or check or by shares of the Company's Common Stock. No option shall be exercisable during the lifetime of an optionee by any person other than the optionee or his guardian or legal representative. Unless sooner terminated, the Plan will terminate on April 21, 2017, and no awards may thereafter be granted under the Plan. Options outstanding at such date will remain exercisable until their respective expiration dates.

     Amendment of the Plan. The Board may amend or terminate the Plan without the approval of the shareholders, unless shareholder approval is necessary to comply with any applicable tax or regulatory requirements. If any amendment or termination materially and adversely affects the rights of any award holder then outstanding, such amendment or termination shall not be deemed to alter such rights unless the holder shall consent thereto.

     Tax Status of Options

     The following discussion is based on relevant provisions of the Code, the Treasury Regulations promulgated thereunder, published revenue rulings and judicial decisions in effect at the date hereof. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of applicable law.

     Nonqualified Stock Options. In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of an option. Upon exercise of a nonqualified option an optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option price. Any gain or loss realized by an optionee on disposition of such shares generally is a capital gain or loss and does not result in any further tax deduction to the Company.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 2008 NONQUALIFIED STOCK OPTION PLAN.

     Vote Required and Recommendation

     The ratification of the stock awards previously granted to the Company's employees as compensation requires the affirmative vote of the holders of a majority of shares of the Company's common stock, present in person or by proxy at the annual meeting. The Board recommends shareholders to vote "FOR" the ratification of the stock grants previously issued to the Company's employees as compensation.

     PROPOSAL 4. RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We are asking our shareholders to ratify the Audit Committee's appointment of Berenfeld, Spritzer, Shechter & Sheer, as our independent certified public accountants for the year ending December 31, 2008. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in our company and our shareholders' best interests.

     We engaged Berenfeld, Spritzer, Shechter & Sheer as our independent auditor on November 21, 2006 and Berenfeld, Spritzer, Shechter & Sheer audited our consolidated financial statements for the years ended December 31, 2006 and 2007. Representatives of Berenfeld, Spritzer, Shechter & Sheer are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Principal Accountant Fees and Services

     The information required for this item is incorporated by reference to our Definitive Proxy Statement to be filed in conjunction with our upcoming annual shareholders' meeting which shall be filed with the United States Securities and Exchange Commission and sent out to shareholders.

Fee Category                                            2007              2006
                                                     -------           -------
Audit Fees                                           $70,000           $55,500
Audit Related Fees                                       -                 -
Tax Fees                                                 -                 -
All Other Fees                                           -                 -
                                                     -------           -------
Total Fees                                           $70,000           $55,500
                                                     =======           =======

     Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Berenfeld, Spritzer, Shechter & Sheer in connection with statutory and regulatory filings or engagements for the year 2007 and 2006.

     Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

     Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

     All Other Fees. Consists of fees for products and services other than the services reported above.

     Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

     Vote Required and Recommendation

     The ratification of the selection of Berenfeld, Spritzer, Shechter & Sheer, as our independent certified public accountants for the year ending December 31, 2008, requires the affirmative vote of the holders of a majority of shares of the Company's common stock, present in person or by proxy at the annual meeting.

        THE BOARD RECOMMENDS SHAREHOLDERS TO VOTE "FOR" THE RATIFICATION OF THE SELECTION OF BERENFELD, SPRITZER, SHECHTER & SHEER AS OUR
           INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2008.

                           ANNUAL REPORT ON FORM 10-K

     We are mailing copies of our Annual Report for the year ended December 31, 2007 with this proxy statement to our shareholders of record as of April 26, 2008.

               STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

     We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain stockholders of record who have the same address and last name and don't participate in electronic delivery of proxy materials will receive only one copy of our Annual Report, Proxy Statement and any additional proxy soliciting materials sent to stockholders until such time as one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to receive separate proxy cards.

     If you received a householded mailing this year, and you would like to have additional copies of our Annual Report and Proxy Statement mailed to you, please submit your request to Corporate Secretary, Ocean Bio-Chem, Inc., 4041 SW 47 Avenue, Fort Lauderdale, FL 33314, or call (954) 587-6280. Upon your request, we will promptly deliver a separate copy of our Annual Report and Proxy Statement. You may also contact us at the address or phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future. If you would like to opt out of householding for future mailings, call 1 (954) 587-6280 or send a written request to the Corporate Secretary at the above address, and your request will be effective within 30 days.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Under SEC rules, any stockholder who intends to present a proposal at our next Annual Meeting of Stockholders must submit the proposal, in writing, so that we receive it at our principal executive office by January 1, 2008 in order for the proposal to be included in our Proxy Statement and proxy for such meeting. The submission of a stockholder proposal does not guarantee that it will be included in our Proxy Statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, we are not aware of any matter to be presented for action at the meeting other than the matters set forth above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holders.





/s/  WILLIAM W. DUDMAN
----------------------------
William W. Dudman, Secretary
Fort Lauderdale, Florida
April 21, 2008

                              OCEAN BIO-CHEM, INC.
                              4041 S. W. 47 Avenue
                         Fort Lauderdale, Florida 33314


           Proxy for Annual Meeting of Shareholders on June 20, 2008


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned  Shareholder of Ocean Bio-Chem,  Inc. hereby appoints Peter
G. Dornau and JEFFREY S. BAROCAS, and each of them as proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote and otherwise represent all of the shares of the Common Stock of Ocean Bio-Chem, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 20, 2008 at 10:00 a.m., eastern standard time, and at any adjournments thereof, with the same effect as if the undersigned were present and voting the shares, on the following matters and in the following manner.

        The Board of Directors recommends a vote "FOR" Proposal 1 below.

     1. The election of the following persons as directors of the Company to serve until the next annual meeting of shareholders or until their successors shall be elected and shall qualify:

Name:
    Peter G. Dornau          For     /    /        Withhold Authority   /    /
    Edward Anchel            For     /    /        Withhold Authority   /    /
    Jeffrey S. Barocas       For     /    /        Withhold Authority   /    /
    Sonia B. Beard           For     /    /        Withhold Authority   /    /
    Gregor M. Dornau         For     /    /        Withhold Authority   /    /
    William W. Dudman        For     /    /        Withhold Authority   /    /
    James M. Kolisch         For     /    /        Withhold Authority   /    /
    Laz L. Schneider         For     /    /        Withhold Authority   /    /
    John B. Turner           For     /    /        Withhold Authority   /    /

        The Board of Directors recommends a vote "FOR" Proposal 2 below.

     2. The approval, adoption and ratification of the 2008 Incentive Stock Option Plan.

                 For / /            Against / /                   Abstain / /

        The Board of Directors recommends a vote "FOR" Proposal 3 below.

     3. The approval, adoption and ratification of the 2008 Non Qualified Stock Option Plan.

                 For / /            Against / /                   Abstain / /

The Board of Directors recommends a vote "FOR" Proposal 4 below.

     4. The approval, adoption and ratification of the selection by the Board of
Directors  of  Berenfeld,   Spritzner,   Shechter  &  Sheer,   Certified  Public
Accountants, as Auditors for the Company for the year ending December 31, 2008.

                 For / /            Against / /                   Abstain / /

     5. To vote or otherwise represent the shares on any other business or on other matters which should properly come before the meeting or any adjournments thereof according to their decision or according to the decision of the majority of them.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE AND THE PROXY IS RETURNED
    SIGNED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED "FOR" ITEMS
                          (1), (2),(3) AND (4) ABOVE.

     Unless  specifically   indicated,   the  execution  of  this  proxy  is  an
acknowledgment of the receipt of the Notice of Annual Meeting of Shareholders, Annual Report and Proxy Statement.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as Attorney, as Executor, Administrator, Trustee or Guardian, please give full title as such. If a company, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person. PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


--------------------------------                            --------------------
Signature                                                   Dated          ,2008

                                   APPENDIX A
                              OCEAN BIO-CHEM, INC.
                        2008 INCENTIVE STOCK OPTION PLAN
                            EFFECTIVE APRIL 22, 2008

                                   1. PURPOSE

     1.1 GENERAL. Ocean Bio-Chem, Inc., a Florida corporation (the "Company"), established this Incentive Stock Option Plan (the "Plan") to further the
Company's growth and development by providing to officers and other key employees who are in a position to contribute materially to the prosperity of the Company, through ownership of stock of the Company, an incentive to increase their interest in the Company's welfare, to continue their services and to afford a means through which the Company can attract to its service other employees of outstanding ability.

     1.2 COMPANY. For purposes of the Plan, the Company is deemed to include all wholly owned subsidiaries of the Company.

     1.3 TAX TREATMENT. The Plan is adopted with the intent that it be, and continue to be, an "incentive stock option plan" entitling the holders of options to the special tax treatment provided by Section 422 of the Internal Revenue Code of 1986 (the "Code").

                                2. ADMINISTRATION

     2.1 STOCK OPTION COMMITTEE. The Plan shall be administered by the Ocean Bio-Chem, Inc., Stock Option Plan Committee (the "Committee") which shall be composed of at least two Non-Employee directors of the Company. The Committee, to be appointed by the Board of Directors, shall have full and complete power and authority to do all things necessary and proper for the administration of the Plan, including the power to interpret and construe its terms and provisions and to determine, consistent with the terms of the Plan, the individuals selected to receive options, the times when they shall receive them, the number of shares to be subject to each option, and the option price.

     2.2 RULES AND REGULATIONS. The Committee, as it may deem advisable, may issue rules and regulations for the administration of the Plan. When so directed by the Committee, appropriate officers of the Company shall execute and deliver on behalf of the Company such options, agreements and other instruments as the Committee may determine necessary to the implementation of the Plan. The Committee may adopt and/or construe an appropriate form for any such options or agreements and instruments, which forms shall contain such provisions or conditions as the Committee deems necessary or advisable in carrying out the purposes of the Plan, provided, however, that no such provision or condition shall be inconsistent with the Plan.

     2.3 DEFECTS OR OMISSIONS. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or agreement in the manner and to the extent it shall deem expedient to carry it into effect, and to meet the requirements of Section 422 of the Code, and shall be the sole and final judge of such expediency. The Committee's determination shall be conclusive.

                          3. STOCK SUBJECT TO THE PLAN

     3.1 NUMBER OF SHARES. Shares of the Company's Common Stock, par value $.01 per share ("Common Stock") shall be subject to the Plan. The total number of shares of Common Stock which may be sold pursuant to options granted under the Plan ("Option" or "Options") shall not exceed 400,000 shares, adjusted as provided in Section 3.2. The shares of Common Stock sold under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. Unless and until the Board of Directors shall determine to purchase shares in the market for the purpose of the Plan or to use treasury shares, the shares sold under the Plan shall be authorized and unissued shares reserved for that purpose. In the event that any Options granted under the Plan shall terminate or expire for any reason without having been exercised in full, the shares of Common Stock not purchased under those Options shall be available again for the purpose of the Plan.

     3.2 ADJUSTMENTS. Notwithstanding any other provision of the Plan, in the event of any change in any shares of the outstanding Common Stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, stock split, reverse stock split, combination or exchange of shares, or action of like nature, the aggregate number and class of shares as to which Options may be granted to any individual, the number and class of shares subject to each outstanding Option and the Option prices shall be appropriately adjusted in proportion to such increases or decreases by the Committee, whose determination shall be conclusive.

     3.3 REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

     3.4 SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

                        4. ELIGIBILITY AND PARTICIPATION

     4.1 INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Option holder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     4.2 OFFICERS AND CERTAIN EMPLOYEES. Options may be granted only to full-time salaried officers and key employees of the Company or any of its subsidiaries. Directors of the Company who are not also full-time salaried officers or employees of the Company will not be eligible to receive Options.

     4.3 TEN PERCENT SHAREHOLDER LIMITATION. If an Option is to be granted to an individual who, at the time the Option is granted, owns Common Stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary (as determined under Section 425(d) of the Code), the purchase price of the Common Stock under each Option ("Option Price") set out in the applicable portion of Article 5 hereof shall read "but shall be at least 110 percent of its Fair Market Value" and the period of exercise set out in the applicable portion of Article 6 hereof shall read "and ending not more than five (5) years after the date on which the option is granted".

                                    5. PRICE

     5.1 DETERMINATION. The Option Price shall be determined by the Committee, but shall not be less than 100 percent of its fair market value (as determined by Section 422 of the Code) ("Fair Market Value") at the time of granting of the Option, as determined in good faith by the Committee.


     5.2 PAYMENT/CASHLESS EXERCISE. Notwithstanding anything to the contrary contained in this Option, this Option may be exercised by presentation and surrender of this Option to the Corporation at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of Option Shares to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, and in lieu of paying the Exercise Price in cash, check or other immediately available funds, the Holder shall surrender this Option for that number of the Corporation's shares of common stock determined by multiplying the number of Option Shares for which this Option is being exercised by the closing price for the Corporation's common stock on the principal market for such common stock on the date preceding the Exercise Date (provided such notice and designation of Exercise Date must take place subsequent to the closing of the principal markets and prior to the opening of the principal market in the following way) minus the exercise price in effect at such time, divided by such closing price. The purchase price of stock may also acquired pursuant to an option to be paid at the time the option is exercised (I) in cash, check payable to the order of the Company, or (ii) shares of common stock of the Company with a fair market value equal to the option price for the shares being purchased; or (iii) having shares withheld from the total number of shares of Common Stock to be delivered upon exercise; or (iv) delivering a properly executed notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. If a person other than the optionee exercises an option, such person must furnish the Company appropriate documentation evidencing that such person or persons have the full legal right and power to exercise the option on behalf of and for the optionee.

     5.3 USE OF PROCEEDS. The proceeds from the issuance of Common Stock subject to Options are to be added to the funds of the Company available for its general corporate purposes.

                              6. EXERCISE OF OPTION

     6.1 PERIOD OF EXERCISE. Each Option granted under the Plan shall be exercisable only during such period as the Committee may determine, beginning not less than one (1) year and ending not more than ten (10) years after the date on which the Option is granted ("Expiration Date"), except as such period may be modified under the provisions or Sections 8.1 and 9.1 hereof. Within such limits each Option shall provide, as determined by the Committee, the time or times at which and the number of shares for which it may be exercised. Unless otherwise provided in the Committee's action, each Option shall be exercisable in whole at any time, or in part from time to time, during the term of the Option. The holder of an Option shall have no rights as a shareholder with respect to shares subject to the Option until such shares shall have been issued to him upon exercise of the Option. An Option may be exercised during the lifetime of the holder thereof only by such holder, and, after the holder's death, as provided in Sections 9.1 and 9.2 hereof.

     6.2 CHANGE OF CONTROL. Provided however, in the event of a change in control of Company, each Option granted under this Plan shall be fully exercisable.

     6.3 VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

                        7. NON-TRANSFERABILITY OF OPTIONS

     7.1 GENERAL. No Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution.

                          8. TERMINATION OF EMPLOYMENT

     8.1 GENERAL. If employment of the holder of an Option is terminated for any reason, other than by death or disability, the holder's Option may be exercised only within three months from the date of such termination of employment, but in no event after the Expiration Date of the Option; provided, however, that if the holder is dismissed for cause, as to which the Committee shall be sole and exclusive judge, the Option shall expire immediately.

                             9. DEATH AND DISABILITY

     9.1 DEATH WHILE EMPLOYED. If the holder of an Option dies while employed by the Company, the Option may be exercised by the personal representative of the Option holder, for a period of six (6) months from the date of death, but in no event after the Expiration Date of the Option.

     9.2 DEATH AFTER TERMINATION. If the holder of an Option dies within three months after termination of employment other than for cause, the Option may be exercised by the personal representative of the Option holder for a period of six (6) months from the date the Option holder's employment was terminated, but in no event after the Expiration Date of the Option.

     9.3 DISABILITY. If the holder of an Option becomes disabled within the meaning of Section 22(e)(3) of the Code, the Option may be exercised by the Option holder within one year after his becoming disabled, but in no event after the Expiration Date of the Option.

                          10. AMENDMENT AND TERMINATION

     10.1 TERM. Unless the Plan has been terminated as hereinafter provided, the Plan shall terminate on April 21, 2018, and no Option under it shall be granted thereafter. The Board of Directors of the Company at any time prior to that date may terminate the Plan.

     10.2 AMENDMENT. The Board of Directors may also amend the Plan by making such changes and additions to it as the Board shall deem advisable; provided, however, that except as provided in Section 3.2 hereof, the Board of Directors may not, without further approval by the Shareholders of the Company, increase the maximum number of shares as to which Options may be granted or exercised; and provided further, that any such change or addition does not affect the Plan's status under Section 422 of the Code. No termination or amendment of the Plan may, without the consent of the holder of an Option then existing, terminate his Option or materially and adversely affect his rights under the Option.

                               11. EFFECTIVE DATE

     11.1 SHAREHOLDER APPROVAL. The Plan shall become effective upon adaption by the Board of Directors of the Company, provided that it shall be approved by the vote of the holders of a majority of the shares of Common Stock of the Company outstanding and entitled to vote at a meeting of shareholders held within twelve
(12) months after the Plan is adopted by the Board of Directors.

                         12. TIME OF GRANTING OF OPTIONS

     12.1 FORMAL GRANTING. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company shall constitute the granting of an Option hereunder. The granting of an Option pursuant to the Plan and the acquisition of any rights as an Option holder shall take place only when the Committee authorizes the issuance of an Option, and a formal written and executed Option agreement is executed by the holder of the Option.

     12.2 TEN YEAR LIMIT. Subject to the provisions of Article 10, Options may be granted under the Plan within ten (10) years from the date the Plan is adopted by the Board of Directors of the Company or the date the Plan is approved by the Shareholders, whichever is earlier.

                          13. MISCELLANEOUS PROVISIONS

     13.1 OPTION DATE. An Option shall have been deemed to have been granted on the date fixed in the resolution of the Committee authorizing the granting of such Option, provided such date shall not be prior to the date of the adoption of such resolution. If no date is fixed by such resolution, the Option shall be deemed to have been granted on the date of adoption of the resolution, provided that the agreement relating to the Option shall be executed and delivered within thirty (30) days therefrom; otherwise the Option shall be deemed to have been granted on the date of delivery of such agreement to the optionee.

     13.2 INDEMNIFICATION OF COMMITTEE. Without limiting any other rights of indemnification, the members of the Committee shall be indemnified by the Company against the reasonable expenses (including attorney's fees, judgments, fines, and amounts paid in settlement) actually incurred as a result of any action, suit or proceeding, or any appeal therein ("Claim"), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement of such Claim, to the full extent permissible under Florida Law; provided that within sixty (60) days after institution of any such Claim, the Committee member involved offers the Company in writing the opportunity, at its Own expense, to handle and defend the same.

     13.3 JURISDICTION AND VENUE. This Agreement shall be governed by the laws of the state of Florida and any litigation with respect to this Agreement shall be in the state or Federal courts situated in Broward County, Florida

                                   APPENDIX B
                      2008 NON-QUALIFIED STOCK OPTION PLAN
                        ADOPTED BY THE BOARD OF DIRECTORS
                                ON APRIL 22 2008,
                         EFFECTIVE AS OF APRIL 22, 2008

                                  1. PURPOSE.

     (a) The purpose of the Ocean Bio-Chem, Inc. 2008 Non-Qualified Stock Option Plan (the "2008 Non-Qualified Plan") is to strengthen Ocean Bio-Chem, Inc. (the "Company") and its subsidiary corporation, within the meaning of Section 425 of the Internal Revenue Code of 1986, as amended (the "Code"), by providing directors who are not full-time salaried employees (the "Non-Employee Directors") and consultants, such as, for example, but without limitation, legal or financial service providers or software, hardware, or other product designers ("Consultants") added incentives for high levels of performance and to encourage stock ownership in the Company. The 2008 Non-Qualified Plan seeks to accomplish these goals by providing a means whereby such Non-Employee Directors and Consultants of the Company and its subsidiaries may be given an opportunity to purchase (by way of an option) common stock of the Company.

     (b) The Company, by means of the 2008 Non-Qualified Plan, seeks to secure and retain the services of such Non-Employee Directors and Consultants of the Company or its subsidiaries and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

     (c)  The  Company   intends   that  the  options   issued  under  the  2008
Non-Qualified Plan shall be options which do not qualify as incentive stock options ("non-qualified stock options").

                               2. ADMINISTRATION.

     (a) The 2008 Non-Qualified Plan has been adopted and shall be administered by a compensation committee ("Committee"), composed of not fewer than two (2) members of the Board of Directors (the "Board"). All members of the Committee must be "outside directors" within the meaning of Section 162(m) of the Code. It is recommended, and the Board of Directors shall endeavor, to select at least three (3) members of the Board who qualify as "outside directors") to serve on the Committee. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. All of the members of the Committee also shall be "Non Employee Directors" as provided in Rule 16b-3(i) promulgated pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act").

     (b)  The  Committee   shall  have  the  power,   in  connection   with  the
administration of the 2008 Non-Qualified Plan, subject to and within the limitations of the express provisions of the 2008 Non-Qualified Plan:

     (I) To determine from time to time which of the persons eligible under the 2008 Non-Qualified Plan shall be granted an option; when and how the option shall be granted; the provisions of each option granted (which need not be identical), including, without limitation, the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person;

     (ii) To determine any conditions or restrictions imposed on stock acquired pursuant to the exercise of an option (including, but not limited to, repurchase rights, forfeiture restrictions and restrictions on transferability);

     (iii)To construe and interpret the 2008 Non-Qualified Plan and the options granted under it, to construe and interpret any conditions or restrictions imposed on stock acquired pursuant to the exercise of an option, to define the terms used herein, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the 2008 Non-Qualified Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the 2008 Non-Qualified Plan fully effective;

     (iv) To cancel, at any time and from time to time, with the consent of the affected optionee or optionees, any or all outstanding options granted under the 2008 Non-Qualified Plan and the grant and substitution therefore of new options under the 2008 Non-Qualified Plan (subject to limitations hereof) covering the same or different number of shares of stock at an option price per share in all events not less than the fair market value on the new grant date; and

     (v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company.

     (c) The Committee shall comply with the provisions of Rule 16b-3, promulgated pursuant to the 1934 Act as in effect from time to time, to the extent applicable to the 2008 Non-Qualified Plan.

     (d) Any action of the Committee with respect to administration of the 2008 Non-Qualified Plan shall be taken pursuant to a majority vote or to the unanimous written consent of its members. In the event that the Committee is composed of two members, and one member abstains from a vote on a matter, issue or item for decision, the remaining member may vote and his or her vote shall be considered a majority vote of the Committee. A vote of the Committee shall be reported to the full Board of Directors, which may elect to accept such vote or reconsider the matter and cast a contrary or differing vote, which shall control. Any member of the Committee who is eligible for an award under this Plan shall abstain from consideration of such award by the Committee.

     (e) The determinations of the Committee on matters referred to in this paragraph 2 shall be final and conclusive.

                3. SHARES SUBJECT TO THE 2008 NON-QUALIFIED PLAN.

     Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be offered pursuant to options granted under the 2008 Non-Qualified Plan shall not exceed the aggregate of 200,000 shares of the Company's common stock. If any option granted under the 2008
Non-Qualified Plan shall for any reason expire, be canceled or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the 2008 Non-Qualified Plan.

                                 4. ELIGIBILITY.

     (a)   Non-Employee   Directors  and  Consultants  of  the  Company  or  its
subsidiaries shall be eligible to receive non-qualified stock options.

     (b) Notwithstanding anything to the contrary contained in this Plan, no person may be granted an option under this Plan if such person at the time of grant holds options to purchase more than 10% of the outstanding shares of common stock of the Company. In addition, no person may be granted (in any calendar year) options to purchase more than 100,000 shares of common stock, subject to adjustment pursuant to paragraph 9.

                             5. OPTION PROVISIONS.

     Each option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

     (a) Each option granted and all rights or obligations there under by its terms shall expire on such date as the Committee may determine as set forth in such stock option agreement, but not later than ten (10) years from the date the option was granted and shall be subject to earlier termination as provided elsewhere in the 2008 Non-Qualified Plan. For purposes of the 2008 Non-Qualified Plan, the date of grant of an option shall be the date on which the Committee takes final action approving the award of the option, notwithstanding the date the optionee accepts the option, the date of execution of the option agreement, or any other date with respect to such option.

     (b) The exercise price of each option shall be determined by the Committee and shall be not less than one hundred percent (100%) of the "fair market value" of the stock subject to the option on the date the option is granted, as such term in quotations is defined below; provided, however, that the purchase price of common stock subject to an incentive stock option may not be less than one hundred ten percent (110%) of such fair market value where the optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The fair market value of such stock shall be determined by the Committee in accordance with any reasonable valuation method.

     (c) Notwithstanding anything to the contrary contained in this Option, this Option may be exercised by presentation and surrender of this Option to the Corporation at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of Option Shares to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, and in lieu of paying the Exercise Price in cash, check or other immediately available funds, the Holder shall surrender this Option for that number of the Corporation's shares of common stock determined by multiplying the number of Option Shares for which this Option is being exercised by the closing price for the Corporation's common stock on the principal market for such common stock on the date preceding the Exercise Date (provided such notice and designation of Exercise Date must take place subsequent to the closing of the principal markets and prior to the opening of the principal market in the following way) minus the exercise price in effect at such time, divided by such closing price. The purchase price of stock may also acquired pursuant to an option to be paid at the time the option is exercised (I) in cash, check payable to the order of the Company, or (ii) shares of common stock of the Company with a fair market value equal to the option price for the shares being purchased; or (iii) having shares withheld from the total number of shares of Common Stock to be delivered upon exercise; or (iv) delivering a properly executed notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. If a person other than the optionee exercises an option, such person must furnish the Company appropriate documentation evidencing that such person or persons have the full legal right and power to exercise the option on behalf of and for the optionee.

     (d) An option by its terms may only be transferred by will or by the laws of descent and distribution upon the death of the optionee or by a qualified domestic relations order, as such term is defined in the Internal Revenue Code of 1986, as amended, and shall not be transferable during the optionee's lifetime (unless by a qualified domestic relations order), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (unless by a qualified domestic relations order).

     (e) Subject to subparagraph 5(f) and except as provided in paragraph 10, each option shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Committee shall determine. In addition, the Committee shall have the power to accelerate the time (other than, except as provided in paragraph 10, the expiration date) during which an option may be exercised, notwithstanding the provisions in the option stating the time during which it may be exercised.

     (f) From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(f) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

     (g) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (I) the shares to be issued upon the exercise of the option have been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable federal or state securities laws. (I) The stock option agreement may, but need not, provide that such option may be exercised at any specified time up to one (1) year following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution, but only to the extent that the optionee was entitled to exercise said option immediately prior to death. (ii) The options may be canceled for "cause", whereupon the option terminates immediately as to all unexercised options. Cause shall include termination for malfeasance or gross misfeasance in the performance of duties, or conviction of illegal activity in connection therewith, conviction for a felony, or any significant conduct detrimental to the interests of the Company or any of its subsidiaries, and the determination of the Committee with respect thereto shall be final and conclusive.

     (h) Options may be exercised by ten (10) days' written notice delivered to the Company stating the number of shares with respect to which the option is being exercised, together with payment for such shares. Not less than one hundred (100) shares may be purchased at any one time unless the number purchased is the total number of shares which may be purchased under the option.

     (I) Any option granted hereunder shall provide as determined by the Committee for appropriate arrangements for the satisfaction by the Company or its subsidiaries and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the option or the later disposition of the shares of stock thereby acquired. Such arrangements shall include, without limitation, the right of the

Company or any subsidiary thereof to deduct or withhold, if permitted by law, shares of stock from any transfer or payment to an optionee or, if permitted by law, to receive transfers of shares of stock or other property from the optionee, in such amount or amounts deemed required or appropriate by the Committee in its discretion. Any shares of stock issued pursuant to the exercise of any option and transferred by the optionee to the Company for purposes of satisfying any withholding obligations shall not again be available for purposes of the 2008 Non-Qualified Plan.

                          6. COVENANTS OF THE COMPANY.

     (a) During the terms of the options granted under the 2008 Non-Qualified Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the 2008 Non-Qualified Plan or the Company such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the 2008 Non-Qualified Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the 2008 Non-Qualified Plan, any option granted under the 2008 Non-Qualified Plan, or any stock issued or issuable pursuant to any such option or grant. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the 2008 Non-Qualified Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon grant or upon exercise of such options unless and until such authority is obtained.

     (c) The Company shall indemnify and hold harmless the members of the Committee in any action brought against any member in connection with the administration of the 2008 Non-Qualified Plan to the maximum extent permitted by then applicable law.

                         7. USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to options granted under the 2008 Non-Qualified Plan shall constitute general funds of the Company.

                                8. MISCELLANEOUS.

     (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     (b) Nothing contained in the 2008 Non-Qualified Plan, or in any option granted pursuant to the 2008 Non-Qualified Plan, shall obligate the Company or any of its subsidiaries to employ any employee for any period or interfere in any way with the right of the Company or any of its subsidiaries to reduce the compensation of any employee.

                      9. ADJUSTMENTS UPON CHANGES IN STOCK.

     If the outstanding shares of the stock of the Company are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Adjustments under this section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 2008 Non-Qualified Plan on account of any such adjustment.

                             10. TERMINATING EVENT.

     Not less than thirty (30) days prior to the dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, or in the event of any other capital reorganization or in which shares of stock of the Company possessing more than fifty percent (50%) of the voting power of the Company are exchanged (a "Terminating Event"), the Committee shall notify each optionee of the pendency of the Terminating Event. Upon delivery of said notice, any option granted prior to the Terminating Event shall be, notwithstanding the provisions of paragraph 5 hereof, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 2008 Non-Qualified Plan. Upon the date thirty (30) days after delivery of said notice, any option or portion thereof not exercised shall terminate, and upon the effective date of the Terminating Event, the 2008 Non-Qualified Plan shall terminate, unless provision is made in connection with the Terminating Event for assumption of options theretofore granted, or substitution for such options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices. Formation of a holding company for the Company in which the shareholders of the holding company after its formation are substantially the same as for the Company prior to the holding company formation shall not be a Terminating Event.

                 11. AMENDMENT OF THE 2008 NON-QUALIFIED PLAN.

     (a) The Committee at any time, and from time to time, may amend the 2008 Non-Qualified Plan, PROVIDED, HOWEVER, that the provisions of paragraph 12 shall not be amended more than once every three (3) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. Except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless within twelve (12) months before or after the adoption of the amendment, by the vote of a majority of the shares of the company represented and voting at a shareholders meeting or by the written consent of a majority of the outstanding shares of the Company where the amendment will: (I) Increase the number of shares reserved for options under the 2008 Non-Qualified Plan; (ii) Materially modify the requirements as to eligibility for participation in the 2008 Non-Qualified Plan; or (iii) Materially increase the benefits accruing to participants under the 2008 Non-Qualified Plan.

     (b) Rights and obligations under any option granted pursuant to the 2008 Non-Qualified Plan shall not be altered or impaired by amendment of the 2008 Non-Qualified Plan, except with the consent of the person to whom the stock or option was granted.

   12. TERMINATION, SUSPENSION AND LIMITATIONS OF THE 2008 NON-QUALIFIED PLAN.

     (a) The Committee may suspend or terminate the 2008 Non-Qualified Plan at any time. Unless sooner terminated, the 2008 Non-Qualified Plan shall terminate ten years from the effective date of the 2008 Non-Qualified Plan. No options may be granted under the 2008 Non-Qualified Plan while the 2008 Non-Qualified Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted pursuant to the 2008 Non-Qualified Plan while the 2008 Non-Qualified Plan is in effect shall not be altered or impaired by suspension or termination of the 2008 Non-Qualified Plan.

     (c) Notwithstanding any other provision of this Plan, no option may be granted hereunder that by its terms may be exercised beyond the time that is ten
(10) years from its date of grant by the Company.

                           13. EFFECTIVE DATE OF PLAN.

     The 2008 Non-Qualified Plan shall become effective as of April 22, 2008.




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